National Healthcare Properties Announces Andrew T. Babin as Chief Financial Officer

New York, N.Y., November 18, 2025 – National Healthcare Properties, Inc. (Nasdaq: NHPAP / NHPBP) (“NHP”) announced today the appointment of Andrew T. Babin as Chief Financial Officer and Treasurer effective on November 18, 2025, following the resignation of Scott M. Lappetito, who has resigned effective as of such date to pursue other opportunities.

“We are pleased to welcome Drew to National Healthcare Properties,” stated Michael Anderson, Chief Executive Officer and President. “Drew has long demonstrated success across senior buy-side, sell-side and corporate roles throughout his career and brings with him financial, capital markets and investor relations expertise and strong relationships across the REIT industry, especially the banking, investor and research communities. I am confident that he will bring strong leadership and valuable perspective to NHP as we continue our journey towards a successful public listing and further our mission of enhancing shareholder value. I also want to thank Scott Lappetito for his work with NHP and we wish him well in his future pursuits.”

Mr. Babin added, “I am thankful and energized for the opportunity to optimize NHP’s capital structure to support the long-term success of NHP and its compelling and growing healthcare real estate portfolio.”

Mr. Babin joins NHP from Medical Properties Trust, Inc. (NYSE: MPW), where he was most recently the Head of Financial Strategy and Investor Relations. His role included leadership of the investor relations department and financial forecasting functions as well as frequent involvement in capital markets activities. Prior to Medical Properties Trust, Drew served as Director - Senior Research Analyst at Robert W. Baird & Co., Inc. and covered over 20 healthcare, multifamily and alternative residential REITs at the end of his more than five-year tenure. Prior to Baird, Mr. Babin was a Senior Analyst at CBRE Clarion Real Estate Securities for nearly nine years with responsibilities spanning several North American real estate segments. He is a CFA Charterholder and Certified Management Accountant and holds a Bachelor of Arts in Economics from Middlebury College.

In conjunction with Mr. Lappetito’s resignation, NHP and Mr. Lappetito entered into a Separation and General Release Agreement and there was no disagreement between NHP and Mr. Lappetito regarding its management, operations, policies or practices, including financial matters.

About National Healthcare Properties, Inc.

National Healthcare Properties, Inc. (Nasdaq: NHPAP / NHPBP) is a publicly registered real estate investment trust focused on acquiring a diversified portfolio of healthcare real estate, with an emphasis on seniors housing and outpatient medical facilities, located in the United States. Additional information about NHP can be found on its website at nhpreit.com.

Forward-Looking Statements

This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the potential growth of NHP’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its ability to enter into agreements with new viable tenants for vacant space on favorable terms, or at all; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to make distributions to shareholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its critical accounting policies; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to finance and complete, and the effect of, future acquisitions. When NHP uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. NHP’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited, the risks and uncertainties described in the section titled Risk Factors of its most recent Annual Report on Form 10-K for the year ended December 31, 2024 and all other filings with the Securities and Exchange Commission. Finally, NHP assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Contacts

Investors and Media:
Email: ir@nhpreit.com